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                                                                    EXHIBIT 20.1

                          FNBC Credit Card Master Trust
                      Excess Spread Analysis - January 2002


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Series                                                    1997-1
Deal Size                                                 $300 MM
Expected Maturity                                        08/15/02
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Yield                                                      18.48%
Less:    Coupon                                             7.21%
         Servicing Fee                                      1.33%
         Gross Credit Losses                                4.96%
Excess Spread:
         January-02                                         4.98%
         December-01                                        4.65%
         November-01                                        6.04%
Three month Average Excess Spread                           5.22%

Delinquencies:
         30 to 59 Days                                      1.33%
         60 to 89 Days                                      0.86%
         90 + Days                                          1.37%
         Total                                              3.55%

Payment Rate:                                              13.70%